Exhibit 28(h)(ii)(c)

AMENDMENT

To Transfer Agency and Service Agreement
Between
SA Funds -Investment Trust
And
State Street Bank and Trust Company

This Amendment is made as of this 4th day of April 2011 between SA Funds - Investment Trust and State Street Bank and Trust Company. In accordance with Section 3 (Fees and Expenses), Section 16.1 (Amendment) and Section 17 (Additional Funds) of the Transfer Agency and Service Agreement between SA Funds - Investment Trust and State Street Bank and Trust Company dated as of July 15, 1999, as amended (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The current Schedule A dated February 23, 2007 is replaced and superseded with the Schedule A attached hereto dated April 4, 2011.

2. Fee Schedule. The Schedule 3.1 currently in effect and dated August 1, 2006 through July 31, 2011 to the Agreement is hereby extended through August 31, 2011.

3. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment; and

4. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

SA FUNDS - INVESTMENT TRUST	STATE STREET BANK AND TRUST
COMPANY

By: /s/ Chris Stanley	By: /s/ Michael Rogers
Name: Chris Stanley	Name: Michael Rogers
Title: Chief Compliance Officer	Title: Executive Vice President

SCHEDULE A
Dated: April 4, 2011

SA U.S. Core Market Fund
SA U.S. Value Fund
SA U.S. Small Company Fund
SA International Value Fund
SA International Small Company Fund
SA Global Fixed Income Fund
SA U.S. Fixed Income Fund
SA Emerging Markets Value Fund
SA Real Estate Securities Fund

SA FUNDS - INVESTMENT TRUST	STATE STREET BANK AND TRUST
COMPANY

By: /s/ Chris Stanley	By: /s/ Michael Rogers
Name: Chris Stanley	Name: Michael Rogers
Title: Chief Compliance Officer	Title: Executive Vice President